As filed with the Securities and Exchange Commission on August 26, 1996.
						                      Registration No. 333-


                 	SECURITIES AND EXCHANGE COMMISSION
	                     Washington, D.C. 20549


                             	FORM S-8
	                     REGISTRATION STATEMENT
	                              Under
	                   THE SECURITIES ACT OF 1933





                   	GIBRALTAR STEEL CORPORATION
     	(Exact name of registrant as specified in its charter)


            DELAWARE				     				              16-1445150
   (State or other jurisdiction		     			  (I.R.S. Employer
 of incorporation or organization)          Identification Number)

     3556 Lake Shore Road
     P.O. Box 2028
     Buffalo, New York			            						    14219-0228
  (Address of Principal Executive Offices)      (Zip Code)





       	Gibraltar Steel Corporation Incentive Stock Option Plan and Gibraltar Steel Corporation Non-Qualified Stock Option Plan
	                     (Full title of the plans)


                          	WALTER T. ERAZMUS
    	Executive Vice President - Finance and Chief Financial Officer
                     	GIBRALTAR STEEL CORPORATION
                        	3556 Lake Shore Road
                           	P.O. Box 2028
                    	Buffalo, New York  14219-0228
               	(Name and address of agent for service)

                         	(7l6) 826-6500
   	(Telephone number,  including area code, of agent for service)




                            	Copy To:
                     	ROBERT J. OLIVIERI, Esq.
              Lippes, Silverstein, Mathias & Wexler LLP
                     	700 Guaranty Building
                       	28 Church Street
	                 Buffalo, New York   14202-3950
                        	(7l6) 853-5100

                  	CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------
Title of each                  Proposed          Proposed
 class of          Amount       maximum           maximum         Amount of
securities to      to be     offering price      aggregate       registration
be registered    registered   per share (4)   offering price (4)     fee
- -----------------------------------------------------------------------------
Common stock,    200,000
$.01 par value   shares (1)     $19.500 (5)     $3,900,000 (5)     $1,344.83

Common stock,    200,000
$.01 par value   shares (2)     $19.500 (5)     $3,900,000 (5)     $1,344.83

Total            400,000                                           $2,689.66
                 shares (3)
- -----------------------------------------------------------------------------

(1)	Consists of an aggregate of 200,000 shares of Common Stock of the
    Registrant which may become issuable upon the exercise of options granted under the Gibraltar Steel Corporation Incentive Stock Option Plan Second Amendment and Restatement (the "Incentive Plan").

(2)	Consists of an aggregate of 200,000 shares of Common Stock of the
    Registrant which may become issuable upon the exercise of options granted under the Gibraltar Steel Corporation Non-Qualified Stock Option Plan First Amendment and Restatement (the "Non-Qualified Plan").

(3)	This Registration Statement also covers an indeterminate number of shares of Common Stock which may become issuable as a result of stock splits, stock dividends or similar transactions.

(4)	Estimated solely for the purpose of calculating the registration fee.

(5)	Calculated pursuant to Rule 457(c) and (h) based upon the average of high and low sales price of the Registrant's Common Stock on August 23, 1996 as quoted on the NASDAQ National Market System.

                            	PART I

    	INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.	Plan Information.

The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

This Registration Statement on Form S-8 of Gibraltar Steel Corporation, a Delaware corporation (the "Registrant"), covers 400,000 shares of the Registrant's Common Stock, par value $0.0l per share ("Common Stock"), reserved for issuance under the following employee benefit plans
(collectively, the "Plans"):

		(i) 	Gibraltar Steel Corporation Incentive Stock Option Plan Second
       Amendment and	Restatement
		(ii)	Gibraltar Steel Corporation Non-Qualified Stock Option Plan First
       Amendment	and Restatement

If necessary for a prospectus to be used for re-offers of the Registrant's Common Stock acquired pursuant to the Plans, a prospectus prepared in accordance with the requirements of Form S-3 will be filed as part of this Registration Statement by means of a post-effective amendment hereto.


Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plans and its administrators are available without charge by contacting:

			Gibraltar Steel Corporation
			3556 Lake Shore Road
			P.O. Box 3556
			Buffalo, New York   14219-0228
			Attention:  Secretary

			Telephone:  (716) 826-6500
			Facsimile:   (716) 826-1589

                          	PART II

    	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

   (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

   (b) The Registrant's Quarterly Reports on Form l0-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996;

   (c) The Registrant's Current Report on Form 8-K dated February 26, 1996, as amended by Amendment No. 1 thereto on Form 8-K/A dated April 12, 1996

   (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referenced in (a) above.

   (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated September 23, 1993, as amended by the Registrant's Form 8-A/A Amendment No. 1 dated November 3, 1993.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicated that all securities registered hereby have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

Not applicable.


Item 5.   Interests of Named Expert and Counsel.

Certain legal matters with respect to the validity of the shares of Common Stock offered pursuant to this Registration Statement are being passed upon for the Registrant by Lippes, Silverstein, Mathias & Wexler LLP counsel to the Registrant.

Page II-1

Item 6.   Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Twelfth of the Registrant's Certificate of Incorporation entitles officers, directors and controlling persons of the Registrant to indemnification to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

Article Thirteenth of the Registrant's Certificate of Incorporation provides that no director shall have any personal liability to the Registrant or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases) or (iv) for any transaction from which such director derived an improper personal benefit. The provisions of such article do not limit or eliminate the liability of any director for any act or omission occurring prior to the effective time of such amendment.


Item 7.   Exemption from Registration Claimed.

          Not Applicable.


Item 8.   Exhibits.

	 4.1	  Gibraltar Steel Corporation Incentive Stock Option Plan Second
        Amendment and Restatement (incorporated by reference to Exhibit
        10.16 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-03979)).

	 4.2  	Gibraltar Steel Corporation Non-Qualified Stock Option Plan First
        Amendment and Restatement (incorporated by reference to Exhibit 10.17 to the Registrant's Registration Statement on Form S-1 (Registration
        No. 333-03979)).

	 5.1* 	Opinion of Lippes, Silverstein, Mathias & Wexler LLP as to the
        legality of the securities being offered.

	23.1* 	Consent of Price Waterhouse LLP with respect to financial statements of the Registrant.

	23.3* 	Consent of Lippes, Silverstein, Mathias & Wexler LLP (included in
        Exhibit 5.1).

	24*   	Powers of Attorney (included on p. II-4 of this Registration Statement).

- ------------------------
*       Filed herewith.

Page II-2

Item 9.   Undertakings.

 (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material changes to such information in the Registration Statements;

    (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Page II-3

                             	SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on the 13th day of August, 1996.


						GIBRALTAR STEEL CORPORATION

						    /s/ Walter T. Erazmus
						By:
						        Walter T. Erazmus
						        Executive Vice President - Finance
						        and Chief Financial Officer




                       	POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Lipke, Neil E. Lipke, Curtis W. Lipke and Walter T. Erazmus, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of August, 1996.


     Signature            Capacity


	/s/ Brian J. Lipke
                         	Chairman of the Board,
	    Brian J. Lipke			   	President and Chief Executive Officer

	/s/ Walter T. Erazmus
                         	Executive Vice President - Finance, Chief Financial
	    Walter T. Erazmus		 	Officer and Chief Accounting Officer

	/s/ Curtis W. Lipke
                         	Director
	    Curtis W. Lipke

	/s/ Neil E. Lipke
                         	Director
	    Neil E. Lipke

	/s/ Gerald S. Lippes
                         	Director
	    Gerald S. Lippes

	/s/ Arthur A. Russ, Jr.
                         	Director
	    Arthur A. Russ, Jr.


                         	Director
	    William P. Montague

	/s/ David N. Campbell
                         	Director
	    David N. Campbell


Page II-4

                          	EXHIBIT INDEX




Exhibit No.                    Description

	 4.1  	Gibraltar Steel Corporation Incentive Stock Option Plan
	      	Second Amendment and Restatement (incorporated by reference to Exhibit 10.16 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-03979)).

	 4.2  	Gibraltar Steel Corporation Non-Qualified Stock Option Plan
      		First Amendment and Restatement (incorporated by reference to Exhibit
        10.17 to the Registrant's Registration Statement on Form S-1
        (Registration No. 333-03979)).

	 5.1* 	Opinion of Lippes, Silverstein, Mathias & Wexler LLP
      		as to the legality of the securities being offered.

	23.1* 	Consent of Price Waterhouse LLP with respect to financial
	      	statements of the Registrant.

	23.3* 	Consent of Lippes, Silverstein, Mathias & Wexler LLP
	      	(included in Exhibit 5.1).

	24*   	Powers of Attorney (included on p. II-4 of this
	      	Registration Statement).


- ------------------
*	Filed herewith.